Exhibit 99.1

Independent Auditors’ Report

The Board of Directors and Shareholders

Unicru, Inc.:

We have audited the accompanying consolidated balance sheet of Unicru, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statement of operations, shareholders’ equity and comprehensive loss, and cash flow for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Unicru’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unicru, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flow for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

February 28, 2006

UNICRU, INC.

Consolidated Balance Sheets

	December 31, 2005	March 31, 2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,169,008	$4,029,636
Accounts receivable, less allowance for doubtful accounts of $127,481 and $137,481, respectively	5,646,879	4,796,715
Prepaid expenses and other current assets	2,481,431	2,564,497

Total current assets	10,297,318	11,390,848
Property and equipment, net	4,871,481	5,032,863
Intangible assets, net	2,160,358	1,957,825
Other assets	2,218,748	2,041,353

Total assets	$19,547,905	$20,422,889

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$549,942	$92,546
Accrued liabilities	1,611,315	1,752,206
Current portion of deferred revenue	2,210,865	2,510,515
Current portion of note payable	337,078	—
Current portion of deferred rent	228,163	317,064

Total current liabilities	4,937,363	4,672,331
Deferred revenue, less current portion	2,296,479	2,223,971
Deferred rent	1,212,367	1,219,445
Note payable, less current portion	—	—

Total liabilities	8,446,209	8,115,747

Commitments and contingencies (notes 6, 7 and 13)
Shareholders’ equity:
Preferred stock Authorized 50,000,000 shares:
Series D, convertible preferred stock; liquidation preference $16,000,000; issued and outstanding 4,804,806 shares at December 31, 2005 and March 31, 2006	16,000,000	16,000,000
Series E, convertible preferred stock; liquidation preference $8,604,084; issued and outstanding 4,136,581 shares at December 31, 2005 and March 31, 2006	8,604,084	8,604,084
Common stock:
Common stock, no par value. Authorized 100,000,000 shares; issued and outstanding 23,361,794 shares at December 31, 2005; 23,906,160 shares at March 31, 2006	27,977,816	28,867,367
Warrants	280,127	283,943
Notes receivable from stock sales	(5,788,719)	(5,757,250)
Accumulated other comprehensive loss	(60,713)	(70,152)
Accumulated deficit	(35,910,899)	(35,620,850)

Total shareholders’ equity	11,101,696	12,307,142

Total liabilities, convertible preferred stock and shareholders’ equity	$19,547,905	$20,422,889

See accompanying notes to consolidated financial statements.

2

UNICRU, INC.

Consolidated Statements of Operations

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
		(unaudited)
Revenue	$37,855,220	$10,406,812
Cost of revenue	14,289,072	3,682,960

Gross profit	23,566,148	6,723,852

Operating expenses:
Sales and marketing	10,344,867	2,589,800
Research and development	9,884,900	2,718,810
General and administrative	4,157,493	1,027,618
Amortization of intangible assets	1,192,818	202,533

Total operating expenses	25,580,078	6,538,761

(Loss) income from operations	(2,013,930)	185,091

Other income (expense):
Interest expense	(29,556)	(2,918)
Interest income	341,437	98,384
Other income, net	61,490	19,897

Total other income	373,371	115,363

(Loss) income before income taxes	(1,640,559)	300,454
Benefit (provision) for income taxes	21,015	(10,405)

Net (loss) income	$(1,619,544)	$290,049

See accompanying notes to consolidated financial statements.

3

UNICRU, INC.

Consolidated Statement of Shareholders’ Equity and Comprehensive Loss

	Convertible preferred stock Series D		Convertible preferred stock Series E		Common stock		Warrants	Notes receivable from common stock sales	Accumulated comprehensive loss	Accumulated deficit	Total	Total comprehensive loss
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2004	4,804,806	$16,000,000	4,136,581	$8,604,084	22,833,062	$26,798,691	$264,863	$(5,513,123)	$(121,845)	$(34,291,355)	$11,741,315
Exercise of common stock options	—	—	—	—	533,506	843,423	—	—	—	—	843,423
Compensation expense in connection with the modification of stock options	—	—	—	—	—	364,346	—	—	—	—	364,346
Interest accrued on common stock and restricted stock notes receivable	—	—	—	—	—	—	—	(275,596)	—	—	(275,596)
Common stock buyback	—	—	—	—	(4,774)	(28,644)	—	—	—	—	(28,644)
Non-employee warrants expense	—	—	—	—	—	—	15,264	—	—	—	15,264
Comprehensive loss:
Net loss for the year ended December 31, 2005	—	—	—	—	—	—	—	—	—	(1,619,544)	(1,619,544)	(1,619,544)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	61,132	—	61,132	61,132

Total comprehensive loss												$(1,558,412)

Balance, December 31, 2005	4,804,806	$16,000,000	4,136,581	$8,604,084	23,361,794	$27,977,816	$280,127	$(5,788,719)	$(60,713)	$(35,910,899)	$11,101,696

Exercise of common stock options (unaudited)	—	—	—	—	544,366	889,551	—	—	—	—	889,551
Payments received on stock note receivable (unaudited)	—	—	—	—	—	—	—	100,000	—	—	100,000
Interest accrued on common stock and restricted stock notes receivable (unaudited)	—	—	—	—	—	—	—	(68,531)	—	—	(68,531)
Non-employee warrants expense (unaudited)	—	—	—	—	—	—	3,816	—	—	—	3,816
Comprehensive income (unaudited):
Net income for the period ended March 31, 2006 (unaudited)	—	—	—	—	—	—	—	—	—	290,049	290,049	290,049
Foreign currency translation adjustment (unaudited)	—	—	—	—	—	—	—	—	(9,439)	—	(9,439)	(9,439)

Total comprehensive income (unaudited)												$280,610

Balance, March 31, 2006 (unaudited)	4,804,806	$16,000,000	4,136,581	$8,604,084	23,906,160	$28,867,367	$283,943	$(5,757,250)	$(70,152)	$(35,620,850)	$12,307,142

4

UNICRU, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
		(unaudited)
Cash flows from operating activities:
Net loss	$(1,619,544)	$290,049
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,571,494	822,734
Noncash (income) expenses:
Expense related to modification of outstanding stock options	364,346	—
Non-employee warrants expense	15,264	3,816
Interest earned on notes receivable from stock sales	(275,596)	(68,532)
(Gain) loss on disposal of fixed assets	(6,416)	(2,096)
Changes in operating assets and liabilities:
Accounts receivable, net	(664,033)	840,725
Prepaid expenses and other assets	47,854	94,329
Accounts payable	123,104	(457,396)
Accrued liabilities	(137,529)	(31,069)
Deferred rent	65,453	(75,983)
Deferred revenue	157,773	227,142

Net cash provided by operating activities	1,642,170	1,643,719

Cash flows from investing activities:
Purchase of fixed assets	(3,535,878)	(474,103)
Proceeds from disposal of fixed assets	197,292	38,539

Net cash used in investing activities	(3,338,586)	(435,564)

Cash flows from financing activities:
Exercise of common stock options	843,423	889,551
Common stock re-purchase	(28,644)	—
Payment on restricted stock note	—	100,000
Payments on notes payable	(266,841)	(337,078)

Net cash provided by financing activities	547,938	652,473

Net decrease in cash and cash equivalents	(1,148,478)	1,860,628
Cash and cash equivalents, beginning of year	3,317,486	2,169,008

Cash and cash equivalents, end of year	$2,169,008	$4,029,636

Supplemental disclosures of cash flow information:
Cash paid for interest	$30,213	$5,803
Cash paid for income taxes	19,563	10,405
Leasehold improvements funded by lessor	35,308	—

See accompanying notes to consolidated financial statements.

5

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

(1)	Description of Business and Reporting Entity

Unicru, Inc. and subsidiaries (the Company) provide organizations with automated workforce selection systems supported by sophisticated recruiting science and human capital performance analytics in a closed loop, learning solution.

Unicru, Inc. was incorporated in Oregon in 1987 as National Compu Screen, Inc. In 1994, it changed its name to Decision Point Data, Inc. and in 2001, it changed its name to Unicru. Unicru has principal offices in Beaverton, Oregon. Unicru services are used at over 26,000 locations.

(2)	Unaudited Interim Financial Information

The accompanying interim balance sheet as of March 31, 2006, the statements of operations and cash flows for the three months ended March 31, 2006, and the statement of stockholders’ equity and comprehensive loss for the three months ended March 31, 2006 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim information and with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments consisting of normal recurring adjustments necessary for the fair presentation of the Company’s financial position at March 31, 2006 and its results of operations and cash flows for the three months ended March 31, 2006. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results to be expected for any other interim period or any fiscal year.

(3)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Unicru, Inc. and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(b)	Revenue Recognition

Unicru derives its revenue primarily from two sources: (1) subscription revenues, which are comprised of subscription fees from customers accessing our application services; and (2) related professional services and other revenues, consisting primarily of development and activation fees. Unicru follows the provisions of Securities and Exchange Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition. Unicru recognizes revenue when persuasive evidence of an arrangement exists, delivery of the service has occurred, the price is fixed or determinable, and collectibility is reasonably assured.

Our subscription arrangements provide customers the right to access our hosted software applications. Customers do not have the right to take possession of our software during the hosting arrangement. Subscription revenues are recognized on a monthly basis over the lives of the contracts. Development and activation revenues, which generally relate to set-up and deployment activities, are deferred and recognized ratably over the term of the arrangement. Contracts generally have a term of between two to five years and are noncancelable, or provide for significant penalties if cancelled.

6	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

(c)	Deferred Commission Expense

Commission expenses are the incremental costs that are directly related to securing revenue contracts and are deferred and amortized over the related contract term to the extent it is less than the nonrefundable portion of the revenue contract. Deferred commission expense is included in prepaid expenses and other current assets and in other long-term assets in the accompanying consolidated balance sheet.

Deferred commissions were $3,472,629 as of December 31, 2005. Deferred commissions recognized as expense for the year ended December 31, 2005 were $1,316,080.

(d)	Cash and Cash Equivalents

Unicru considers all highly liquid investments consisting primarily of commercial paper with original maturity dates of ninety days or less to be cash equivalents. These instruments are carried at cost, which approximates market value. In the ordinary course of business, Unicru may have cash or cash equivalents on deposit with various financial institutions, which exceed or are not eligible for FDIC insurance.

(e)	Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, generally three to five years. Upon sale or other disposition, the cost and related accumulated depreciation are removed from the accounts and a gain or loss, if any, is reflected in the consolidated statement of operations. Equipment recorded under capital lease agreements is depreciated over the shorter of the estimated useful life of the equipment or the lease term. Leasehold improvements are depreciated over the shorter of the remaining term of the related leases or the estimated economic useful lives of the improvements. Repairs and maintenance are expensed as incurred.

(f)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or that the useful lives of those assets are no longer appropriate. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(g)	Research and Development

Expenditures for research and development are expensed as incurred.

(h)	Concentration of Credit Risk

Financial instruments that potentially subject Unicru to a concentration of credit risk relate primarily to accounts receivables. Unicru extends credit to its customers on an unsecured basis in the normal course of business. At December 31, 2005, Unicru had accounts receivable from three customers,

7	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

representing approximately 43% of trade accounts receivable. Loss of or nonperformance by these significant customers could adversely affect Unicru’s financial position, liquidity, or results of operations.

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Specific amounts are reviewed individually each period for collectibility, account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(i)	Stock-Based Compensation

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

Year Ended December 31, 2005
Net income (loss) attributed to common shareholders	$(1,619,544)
Add Stock-based compensation expense determined under the intrinsic value method	364,346
Deduct Total stock-based employee compensation expense determined under fair value based method for all awards	(789,848)

Pro forma net loss available to common shareholders	$(2,045,046)

Using the Black-Scholes methodology, the total value of options and restricted stock granted during 2005 was $591,301, which would be amortized on a pro forma basis over the vesting period of the options.

8	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

The per share weighted average fair value, as determined by applying the minimum value pricing model to stock options granted under the Plans, was $0.44 during the year ended December 31, 2005, using the following weighted average assumptions:

Risk-free interest rate	4%
Expected life in years	5.0
Dividend yield	—

During the year ended December 31, 2005, the Company modified the options awarded to two employees. This modification resulted in a new measurement date. These options were revalued at the new measurement date resulting in $364,346 of compensation expense recognized in the statement of operations in sales and marketing.

Unicru accounts for stock and stock options issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) consensus on Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services.

(j)	Recent Accounting Pronouncement

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, Share-Based Payment, which requires all share-based payments to employees, including grants of employee stock options, to be recognized as expenses in the statement of operations based on their fair values and vesting periods.

Unicru adopted the provisions of SFAS 123R effective January 1, 2006, using the prospective method. Under this method, the Company continues to account for non-vested equity awards outstanding at the date of adoption of FAS 123R in the same manner as they had been accounted for prior to adoption. All awards granted or modified after the date of adoption will be accounted for using the measurement recognition and attribute provisions of FAS 123R. There were no grants or modifications of employee stock options during the period ended March 31, 2006.

(k)	Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for temporary differences between financial statement and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the tax rates and laws that are currently in effect. In addition, the standard requires that the amount of any future tax benefits be reduced by a valuation allowance until it is more likely than not that such benefits will be realized.

(l)	Fair Value of Financial Instruments

The fair value of financial instruments are accounted for in accordance with SFAS No. 107, Disclosures about Fair Value of Financial Instruments (SFAS 107) which requires that Unicru disclose the fair value of its financial instruments for which it is practicable to estimate fair value.

9	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximate fair value because of the short-term maturity of these instruments.

(m)	Advertising

Advertising costs are expensed as incurred. Advertising expense was $514,450 for the year ended December 31, 2005.

(n)	Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment; valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

(o)	Foreign Currency Translation

The US dollar is the reporting currency for all periods presented. The financial information for entities outside the United States is measured using local currency as the functional currency. Assets and liabilities are translated into US dollars at the exchange rate in effect on the respective balance sheet dates. Income and expenses are translated into US dollars based on the average rate of exchange for the corresponding period. Exchange rate differences resulting from translation adjustments are accounted for as a component of accumulated comprehensive income (loss). Exchange gains or losses, whether realized or unrealized, due to transactions in foreign currencies are reflected in the consolidated statement of operations. Amounts included in the statement of operations for exchange gains and losses were insignificant.

(p)	Comprehensive Loss

Comprehensive loss includes charges and credits to equity that are not the result of transactions with stockholders. Included in other comprehensive loss are the cumulative translation adjustments related to the net assets of the operations of Unicru’s foreign subsidiaries. These adjustments are accumulated within the consolidated statement of stockholders’ equity under the caption accumulated other comprehensive loss.

10	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

(4)	Property and Equipment

Property and equipment consist of the following at December 31, 2005:

	Useful lives	2005
Equipment at Unicru	3 years	$310,995
Equipment at customer locations	3 years	3,063,874
Office equipment	5 years	595,947
Computer Equipment	3 years	4,576,666
Furniture and fixtures	5 years	1,523,894
Software	3 years	2,561,463
Leasehold improvements	7 years	993,468

Less accumulated depreciation		13,626,307
		(8,754,826)

		$4,871,481

Equipment at Unicru and customer locations includes screenphones, kiosks, and other equipment. As this equipment is deployed at customer locations, it is amortized over a three-year period. Total depreciation for the year ended December 31, 2005 was $2,378,676.

(5)	Intangible Assets

Acquired intangible assets consisted of the following at December 31, 2005:

Description	Gross carrying amount	Accumulated amortization	Net carrying value	Estimated life
Workforce-in-place	$793,008	793,008	$—	3 years
Developed technology	3,857,767	1,800,283	2,057,484	5 years
Customer relationships	771,553	668,679	102,874	5 years

	$5,422,328	3,261,970	$2,160,358

The Company reviews identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Acquired intangible assets primarily represent the existing technology, customer relationships and workforce-in-place related to the acquisitions of Xperius, Inc and Guru Worldwide, Inc. These assets are being amortized on a straight-line basis with no expected residual value over their estimated lives. Amortization expense related to these intangible assets was $1,190,000 in 2005. Amortization expense will be approximately $810,000 in each of 2006 and 2007, and $540,000 in 2008.

11	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

(6)	Other Long-Term Assets

Other long-term assets consisted of the following at December 31:

Deferred commissions	$2,109,567
Other	109,181

$2,218,748

(7)	Line of Credit

On July 30, 2003, Unicru entered into a Loan and Security agreement with Comerica Bank to provide for a revolving line of credit in the amount of the lesser of $2,500,000 or 85% of certain accounts receivables of Unicru. Advances on the revolving line of credit bear interest at a rate equal to the Prime Rate. All amounts outstanding under this line were due and payable no later than July 29, 2004. During 2004, Unicru executed a second amendment to the loan and security agreement that extended the revolving line of credit maturity date to March 31, 2005. During 2005, Unicru executed a third amendment to the loan and security agreement that increased the revolving line of credit to the lesser of $5,000,000 or 80% of certain accounts receivables of Unicru and extended the maturity date to March 31, 2007. There were no borrowings outstanding under this line of credit at December 31, 2005.

(8)	Long-Term Obligations

(a)	Lease Obligations

Unicru has noncancelable operating leases, primarily for facilities, which expire over the next five years. Rental expense under operating leases was $885,409 for the year ended December 31, 2005.

Future minimum lease payments under noncancelable operating leases as of December 31, 2005 are:

Year ending December 31:
2006	$1,325,090
2007	1,159,349
2008	1,148,984
2009	1,151,546
2010	749,200
Thereafter	—

Total minimum lease payments	$5,534,169

(b)	Deferred Rent

In April 2003, Unicru signed a new building lease to replace the company headquarters. The lease is for a seven-year term commencing on September 1, 2003. The lease includes certain upfront cash-based lease incentives and thirteen months of rent abatement. During 2005, Unicru executed a first amendment to the building lease increasing the amount of total square footage under the lease. The first amendment includes certain upfront cash-based incentives and two months of rent abatement associated with the additional space. In accordance with Statement 13, Accounting for

12	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

Leases and related interpretations, the upfront cash incentives and rent abatement provided by the lessor are being deferred and recognized on a straight-line basis over the seven-year lease. The lease also provides for escalating rents in later years. Total rental payments are being recognized on a straight-line basis over the seven-year lease.

(c)	Long-Term Debt

On July 30, 2003, Unicru entered into a Loan and Security agreement with Comerica Bank to provide for an equipment line in the amount of $2,500,000. Advances on the equipment line bear interest at a rate equal to one quarter of one percent (0.25%) above the Prime Rate. Unicru was able to borrow on the equipment line through the equipment availability end date, July 30, 2004. In 2004, Unicru executed a second amendment and waiver to the loan and security agreement that extended the equipment availability end date to January 1, 2005. Equipment advances outstanding after the equipment availability end date are payable in thirty-six (36) equal monthly installments of principal plus all accrued interest. At December 31, 2005, $337,078 was outstanding under the equipment line and these amounts were paid off in February 2006, see Footnote 15.

The line of credit and equipment line are secured by all assets of Unicru, and require Unicru to maintain certain financial ratios such as a liquidity ratio and tangible net worth, as defined in the second amendment to the loan and security agreement, on a monthly basis.

(9)	Income Taxes

SFAS 109, Accounting for Income Taxes, requires Unicru to recognize deferred tax assets and liabilities for the expected future tax consequences of events and basis differences that have been recognized in the Company’s financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amount and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse.

Income tax benefit of $21,000 for 2005 differs from expected tax expense using enacted statutory rates due to tax return to provision true-ups and state minimum taxes. As a result of the sale of the EZAccess technology in 2004, Unicru recognized federal income tax expense of approximately $75,000 for AMT purposes and approximately $18,000 for state income taxes.

13	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

The tax effects of temporary differences and net operating loss carryforwards which give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows at December 31:

Deferred tax assets:
Current:
Accrued expenses and allowances	$1,277,000
Charitable contributions	66,000

Total current	1,343,000

Noncurrent:
Federal and state credits	842,000
Net operating loss	11,174,000
Depreciable assets	379,000
Intangible assets	(380,000)

Total noncurrent	12,015,000

Total deferred tax assets	13,358,000
Valuation allowance	(13,358,000)

Net deferred tax assets	$—

The net change in the total valuation allowance was an increase of $177,000 for the year ended December 31, 2005.

At December 31, 2005 Unicru has gross federal and state net operating loss carryforwards of approximately $28,669,000 to offset against future income for tax purposes and federal and state credits of $842,000. The net operating loss carryforwards will expire between 2007 and 2023. The federal and state credits will expire between 2020 and 2025. A provision of the Internal Revenue Code requires the utilization of net operating losses and research and experimentation credits be limited when there is a change of more than fifty percent in ownership of a company. Such a change occurred at Unicru on April 19, 2000 with additional changes occurring on December 31, 2002 and August 28, 2003 as a result of Unicru’s acquisitions of Guru Worldwide, Inc. and Xperius, Inc., respectively. Accordingly, Unicru has not recorded gross deferred tax assets in excess of the allowable amount. Unicru also has $788,000 of foreign net operating losses, which carryforward indefinitely related to the United Kingdom operations.

SFAS 109 requires that the tax benefits described above be recorded as an asset to the extent that management assesses the utilization of such assets to be “more likely than not;” otherwise, a valuation allowance as of December 31, 2005 is required. The valuation allowance fully reduces net deferred tax assets to zero.

(10)	Preferred Stock

During 2000, Unicru issued 4,804,806 shares of newly authorized Series C convertible redeemable preferred stock (Series C preferred stock) to new investors for $16,000,000. The Series C preferred stock accrued cumulative dividends at a rate of 8% per share per annum, compounded annually. Dividends were to be paid as a balloon payment in five years, and annually thereafter. The Series C preferred stock also held mandatory redemption requirements in four equal installments beginning in 2005. In the event of

14	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

liquidation, the Series C shareholders were entitled to receive an amount equal to the original share price paid plus any unpaid cumulative dividends.

Effective December 31, 2002, the 4,804,806 shares of Series C Convertible redeemable preferred stock with certain rights and preferences and 2,402,150 common stock warrants were exchanged for 4,804,806 shares of Series D Convertible preferred stock (Series D) with different rights and preferences and 2,402,403 shares of common stock. The Series D is convertible on a one-for-one basis into shares of common stock at the option of the holder. The Series D is automatically converted into shares of common stock in the event of an initial public offering with minimum aggregate proceeds of $40,000,000 (Qualifying IPO). If Unicru consummates a firm commitment underwritten public offering of shares of common stock in which the aggregate proceeds is less than $40,000,000, it shall declare and pay a one-time dividend of $0.76126 on each outstanding share of Series D Preferred. Except as set forth above, the holders of Series D preferred are not entitled to receive any dividends. In the event of liquidation, the Series D preferred shareholders shall be entitled to receive an amount per share equal to the Original Issue Price of $3.33 per share. In addition to the Original Issue Price, if the company is valued at less than $150,000,000, the Series D preferred shareholders are entitled to receive an amount equal to $0.76126 per share.

In connection with the December 31, 2002 acquisition of Guru Worldwide, Inc., Unicru issued 4,339,562 shares of Series E Convertible Preferred Stock (Series E preferred). The Series E preferred is convertible on a one-for-one basis into shares of common stock at the option of the holder. The Series E preferred is automatically converted into shares of common stock in the event of an initial public offering with minimum aggregate proceeds of $40,000,000 (Qualifying IPO). In the event of liquidation, the Series E preferred shareholders shall be entitled to receive an amount per share equal to the Original Issue Price of $2.08 per share.

(11)	Common Stock

During 2003, Unicru issued 1,125,000 shares of common stock with certain preferential anti-dilution and participation rights to investors for $1,968,750. The anti-dilution rights protect the investors from any stock issuance at a price lower than the current conversion price of $1.75 per share. In the event Unicru issues additional shares at a price less than the current conversion price, Unicru must issue to the investors additional shares based on the agreement. The participation rights require Unicru to offer to the investors the right to purchase shares, prior to any proposed issuance, such that they will maintain their same proportionate equity ownership interest in Unicru.

(12)	Shareholders’ Equity

(a)	Stock Option Plan

In 1990, The Unicru board of directors approved and adopted a Stock Option Plan (the 1990 Plan). As adopted, the maximum aggregate number of shares awardable under the 1990 Plan was 2,400,000 for the grant of stock options to employees, officer, directors, consultants, or advisors. Options granted pursuant to the 1990 Plan may be either incentive stock options as defined in Section 442A of the Internal Revenue Code of 1986, as amended, or nonqualified stock options, at the discretion of the board of directors. In October 1999, the Unicru board of directors approved an increase of 2,600,000 shares available for grant under the 1990 Plan, increasing the total shares available for grant to 5,000,000. Shares issued under the 1990 Plan generally vest 33% after the first year and

15	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

ratably over the next two years. The board of directors has authority to set expiration dates no longer than ten years from the date of the grant, payment terms, and other provisions for each grant. The 1990 Plan expired in September of 2000 and no new awards have been, or will be, granted under the 1990 Plan after this time.

In March of 2000, the Unicru board of directors approved and adopted a Key Executive Stock Plan (the 2000 Key Executive Stock Plan). As adopted, the maximum aggregate number of shares awardable under the 2000 Key Executive Stock Plan is 1,500,000 for the grant of stock options to whomever the board of directors deems to be key employees, officers, directors, consultants, or advisors. Options granted pursuant to the 2000 Key Executive Stock Plan are nonqualified stock options. In September of 2002, Unicru’s board of directors approved an amendment to the 2000 Key Executive Plan to increase the number of shares of the Company common stock reserved for issuance under the 2000 Key Executive Plan from 1,500,000 to 2,100,000. In January of 2004, Unicru’s board of directors approved an amendment to the 2000 Key Executive Plan to increase the number of shares of the Company common stock reserved for issuance under the 2000 Key Executive Plan from 2,100,000 to 3,200,000. In October of 2004, Unicru’s board of directors approved an amendment to the 2000 Key Executive Plan to increase the number of shares of the Company common stock reserved for issuance under the 2000 Key Executive Plan from 3,200,000 to 3,300,000. In December of 2004, Unicru’s board of directors approved an amendment to the 2000 Key Executive Plan to increase the number of shares of the Company common stock reserved for issuance under the 2000 Key Executive Plan from 3,300,000 to 3,490,000. In January of 2005, Unicru’s board of directors approved an amendment to the Company’s 2000 Key Executive Stock Plan to increase the number of shares of the Company common stock reserved for issuance under the Plan from 3,490,000 to 4,090,000.

In June of 2000, the Unicru board of directors approved and adopted a Stock Incentive Plan (the 2000 Plan). The maximum aggregate number of shares awardable under the 2000 Plan is 2,000,000 for the grant of stock options to employees, officers, directors, consultants, or advisors. Options granted pursuant to the 2000 Plan may be either incentive stock options as defined in Section 442A of the Internal Revenue Code of 1986, as amended, or nonqualified stock options, at the discretion of the board of directors. Shares issued under the 2000 Plan generally vest 25% after the first year and ratably over the next three years. The board of directors has authority to set expiration dates no longer than ten years from the date of the grant, payment terms, and other provisions for each grant.

16	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

Stock option activity under the Plan was as follows:

	Shares under option	Weighted average exercise price
Balance, December 31, 2004	8,244,018	$1.35
Granted	1,355,438	2.35
Exercised	(533,506)	1.56
Canceled	(1,679,640)	1.59

Balance, December 31, 2005	7,386,310	1.46

The following table summarizes information regarding stock options outstanding and exercisable as of December 31, 2005:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted average remaining contractual life	Weighted average exercise price	Exercisable number of shares at December 31, 2005	Weighted average exercise price
$ 0.0188 - 0.25	902,917	3.92	$0.2478	901,838	$0.25
1.00 - 1.24	1,509,575	6.67	1.0747	943,881	1.09
1.25 - 1.29	571,936	6.26	1.2754	430,365	1.27
1.41 - 1.44	1,019,296	8.01	1.4308	529,575	1.43
1.72 - 1.75	1,679,650	6.33	1.7472	1,437,680	1.75
1.90	428,875	8.87	1.90	141,494	1.90
2.00	245,511	9.08	2.00	19,943	2.00
2.40	892,250	9.68	2.40	—	—
2.70	136,300	9.97	2.70	—	—

At December 31, 2005, 915,130 shares were available for grant.

(b)	Warrants Outstanding

During 2000, Unicru issued 25,000 warrants to purchase common stock at $4.00 per share as part of advertising and marketing agreements. These warrants were immediately exercisable and expire in five years. The fair value of the warrants issued was determined by applying the Black-Scholes methodology using the commitment date for performance as the measurement date. The per share weighted average fair market value was $0.65 on the date of grant, with the following weighted average assumptions: risk-free interest rate of 6.00%, expected dividend yield of 0%, a four-year term and an expected volatility of 100%. The fair value of $16,250 is being recorded as a sales and marketing expense over the term of the arrangement. In July 2005, all warrants expired unexercised.

17	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

During 2001, Unicru issued 100,000 warrants to purchase common stock at $4.00 per share as part of a joint venture. These warrants were immediately exercisable and expire in five years. The fair value of the warrants issued was determined by applying the Black-Scholes methodology using the commitment date for performance as the measurement date. The per share weighted average fair market value was $1.16 on the date of grant, with the following weighted average assumptions: risk-free interest rate of 6.00%, expected dividend yield of 0%, a five year term and an expected volatility of 100%. The fair value of $115,910 is being recorded as a sales and marketing expense over the term of the arrangement. As of December 31, 2005, all warrants are still outstanding.

During 2000, Unicru issued 2,402,150 warrants to purchase common stock at $6.66 per share as part of the issuance of the Series C convertible redeemable preferred stock. These warrants were immediately exercisable and expire in seven years. The fair value of the warrants issued was determined by applying the Black-Scholes methodology using the commitment date for performance as the measurement date. The per share weighted average fair market value was $0.84 on the date of grant, with the following weighted average assumptions: risk-free interest rate of 6.00%, expected dividend yield of 0%, a four-year term and an expected volatility of 100%. The fair value of $2,027,927 was recorded against the proceeds of the sale of preferred stock. As of December 31, 2005, all 2,402,150 warrants were exchanged for common shares as part of the Series C convertible redeemable preferred shares exchanged for Series D convertible preferred shares transaction.

In connection with the acquisition of Guru Worldwide in 2002, Unicru assumed warrants for the purchase of 3,820 shares of common stock and 16,493 shares of Series E Preferred Stock at an exercise price equal to $13.86 per share. Unicru also assumed warrants for the purchase of 425 shares of common stock and 1,833 shares of Series E Preferred Stock at an exercise price equal to $16.37 per share. These warrants are fully exercisable and are held by banking and leasing institutions.

During 2004, Unicru issued 100,000 warrants to purchase common stock at $4.00 per share to a business partner. These warrants were immediately exercisable and expired in three years. The fair value of the warrants issued was determined by applying the Black-Scholes methodology using the commitment date for performance as the measurement date. The per share weighted average fair market value was $0.46 on the date of grant, with the following weighted average assumptions: risk-free interest rate of 3.8%, expected dividend yield of 0%, a three year term and an expected volatility of 70%. The fair value of $45,787 is being recorded as a reduction to revenue over the three-year term of the arrangement. As of December 31, 2005, all warrants are still outstanding.

(c)	Restricted Stock Agreements

During 2000, Unicru cancelled options and issued restricted stock to directors, officers, and certain individuals within Unicru. 2,753,000 shares of restricted stock were issued in return for promissory notes totaling $3,561,250. The notes bear interest at 6.5% interest per year and are payable in full in ten years. The shares, priced from $1.25 to $1.75, were sold under agreements, which allow Unicru, at its option, to repurchase the shares at the original sales price. Under the repurchase agreements associated with the shares issued to employees existing at April 5, 2000, the shares subject to repurchase are reduced in accordance with the employee’s original vesting schedule. Under the repurchase agreements associated with the shares issued to employees hired after April 5, 2000, the

18	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

shares subject to repurchase are reduced 25% on the employee’s first anniversary date and equal increments over the thirty-six months following that anniversary date.

During 2001, Unicru issued 650,000 shares of restricted stock in return for a promissory note totaling $1,137,508. The note bears interest at 6% per year and is payable in full in ten years. The shares, priced at $1.75, were sold under an agreement, which allows Unicru, at its option, to repurchase the shares at the original sales price. Under the repurchase agreement, the shares subject to repurchase are reduced in accordance with the employees vesting schedule. During 2001, Unicru repurchased 322,373 shares for $473,526 in accordance with the repurchase agreements.

During 2002, Unicru repurchased 103,336 shares for $129,169 in accordance with the repurchase agreements. As of December 31, 2005, 2,821,043 shares were vested and 80,648 shares were unvested.

19	(Continued)

UNICRU, INC.

Notes to Consolidated Financial Statements

December 31, 2005

(Information for the Three Months Ended March 31, 2006 is Unaudited)

(13)	401(k) and Profit Sharing Plan

Unicru sponsors a 401(k) deferred savings and profit sharing plan (the Plan) for all employees. Employees become eligible to participate in the plan upon completion of thirty days of employment. Employees may contribute up to 100% of their annual pay to the Plan, subject to limitation by the Internal Revenue Code. All employee contributions vest immediately. Unicru matches contributions at a rate of 50% on the first 4% of employee contributions. Employees vest in employer contributions one-third per year over the employee’s first three years of employment. Unicru made contributions of $270,877 to the Plan in the year ended December 31, 2005.

(14)	Commitments and Contingencies

Legal Proceedings

Unicru is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Unicru financial position, results of operations, or liquidity.

(15)	Segment Information

(a)	Geographic Information

Unicru derives its revenue from a single operating segment, providing automated hiring management systems. Revenue is generated in this segment through monthly fees paid for services rendered.

(b)	Major Customers

Revenue from the Unicru major customers for the year ended December 31, 2005 is as follows:

Customer A	$6,351,540
Customer B	4,828,970
Customer C	2,929,832
Customer D	2,477,146
Customer E	2,085,595

$18,673,083

(16)	Subsequent Events

Debt Paydown

On February 15, 2006, Unicru paid off all amounts due under its equipment line with Comerica Bank.

Sale of the Company (Unaudited)

On August 1, 2006, Kronos Incorporated, a Delaware corporation, acquired all of the outstanding capital stock of Unicru, which became a wholly owned subsidiary of Kronos. In conjunction with the acquisition, Kronos paid $3 million for a patent-related settlement to a competitor of Unicru that was triggered by a change in control.

20	(Continued)